                                                                     Exhibit 23




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-50447 and 333-54025 of Columbus Southern Power Company on Form S-3 of our reports dated February 22, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of Columbus Southern Power Company for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Columbus, Ohio
March 28, 2002